Exhibit 10.5.3
SECOND AMENDMENT TO
INTERCOMPANY SERVICES AGREEMENT
     THIS SECOND AMENDMENT TO INTERCOMPANY SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of January, 2009 by and between COLT DEFENSE LLC, a Delaware limited liability company (“Colt Defense”), and COLT’S MANUFACTURING COMPANY LLC, a Delaware limited liability company (“CMC”).
RECITALS:
     A. Colt Defense provides certain services to CMC and CMC uses certain of Colt Defense’s facilities (collectively, the “Services”).
     B. Effective as of July 1, 2007, Colt Defense and CMC’ entered into an Intercompany Services Agreement (the “Original Agreement”) memorializing the Services that Colt Defense provides and the basis on which Colt Defense is to be compensated for such Services.
     C. Joyce Rubino, previously the Controller of Colt Defense, has become the Chief Operating Officer of CMC and in that capacity is now performing senior management services for CMC that were previously performed by Colt Defense pursuant to the Original Agreement. CMC and Colt Defense wish to amend the Original Agreement to reflect this fact and to adjust the compensation under the Original Agreement accordingly.
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties as set forth herein, the parties do hereby agree as follows:
     1. Section 5.2 of the Original Agreement is amended by reducing the annual Management Services Fee from $75,000 to $25,000, as of January 1, 2009.
     2. This Agreement shall be effective as of January 1, 2009. All payments due Colt Defense for services provided on or prior to December 31, 2008 shall be payable in accordance with the Original Agreement, without regard to this Agreement. Payment for services rendered on or after January 1, 2009 shall be payable in accordance with the Original Agreement as amended by this Agreement.
     3. Except as amended by this Agreement, the Original Agreement is unaffected and shall remain in full force and effect.

     IN WITNESS WHEREOF, Colt Defense and CMC have caused this Agreement to be executed by their respective duly authorized representatives in the manner legally binding upon them as of the date first above written.

COLT DEFENSE LLC
By:	/s/ William M. Keys
LtGen Wm M. Keys USMC (Ret.)
President and Chief Executive Officer

COLT’S MANUFACTURING COMPANY LLC
By:	/s/ Carlton S. Chen
Carlton S. Chen
Its Secretary